UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2017

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 228-2200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01. As used herein, “the Company,” “we,” “our” and “us” refer to Black Creek Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships, except where the context otherwise requires.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Mortgage Financing

On September 6, 2017, (the "Effective Date") we entered into a senior mortgage floating rate loan with Morgan Stanley Bank, N.A. (the "655 Montgomery Mortgage Note"). The $110.6 million 655 Montgomery Mortgage Note is secured by one office property in our San Francisco market. We received proceeds of $98.6 million on the Effective Date, and we can request the remaining proceeds anytime after the Effective Date but prior to March 6, 2020 as reimbursement for certain approved capital expenditures, tenant improvement costs and leasing commissions. The 655 Montgomery Mortgage Note matures in September 2020 and includes two one-year extension options subject to certain provisions. The 655 Montgomery Mortgage Note interest rate is based upon LIBOR plus a margin of 2.75%. The 655 Montgomery Mortgage Note contains certain restrictions and covenants that are customary for loans of this nature, including certain restrictions regarding change in control of the underlying collateral and/or borrower. In addition, the 655 Montgomery Mortgage Note is subject to a limited guaranty provided by us for certain outstanding leasing costs as of the Effective Date (the "Outstanding Leasing Costs"). Our liability in connection with the Outstanding Leasing Costs will decrease as we subsequently fund the Outstanding Leasing Costs.

Repayment

The 655 Montgomery Mortgage Note permits voluntary prepayment of the loan subject to (i) payment of applicable LIBOR breakage fees and (ii) payment of the applicable prepayment premium if prepaid on or prior to September 6, 2018.

LIBOR Rate Cap

On September 6, 2017, pursuant to the 655 Montgomery Mortgage Note, we entered into an interest rate protection agreement with a notional amount of $110.6 million and a LIBOR strike rate of 3.0% with the SMBC Capital Markets, Inc. (the "LIBOR Rate Cap"). The LIBOR Rate Cap expires on September 7, 2019.

Use of Proceeds

The initial proceeds of $98.6 million from the 655 Montgomery Mortgage Note will be used to repay a portion of our outstanding balance under our revolving credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
September 11, 2017
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Managing Director, Chief Financial Officer and Treasurer